UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2012

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 18, 2012, Grubb & Ellis Company (the “Company”) timely filed its notice of appeal regarding the determination of the New York Stock Exchange (the “NYSE”) to suspend the trading of the Company’s common stock in connection with commencing the delisting process of the Company’s common stock on the NYSE. In accordance with the NYSE’s policies, the NYSE will not take any additional action to pursue delisting of the Company’s common stock until the appeal has been fully exhausted in accordance with the NYSE’s procedures.

Pending this review, the Company’s common stock has been trading on the OTCQB Marketplace since January 6, 2012 under the symbol “GRBE”. Trading of the Company’s stock to the OTCQB Marketplace has had no effect on the Company’s shares and the Company’s shareholders continue to remain owners of the common stock and are currently able to trade the stock on the OTCQB Marketplace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: January 24, 2012